SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 GLOBALINK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: [ ]

         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

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         (2) Form, Schedule or Registration Statement No.:  File No. 1-13046

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         (3) Filing Party:

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         (4) Date Filed:

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


                                 GLOBALINK, INC.







                                     [LOGO]


                                    GLOBALINK
                             THE TRANSLATION COMPANY




                                 NOTICE OF 1996
                                ANNUAL MEETING OF
                                STOCKHOLDERS AND
                                 PROXY STATEMENT

                                   -----------









                             YOUR VOTE IS IMPORTANT!

             PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY
                            IN THE ENCLOSED ENVELOPE.

April 30, 1997






Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Globalink, Inc. on June 20, 1997 at 10:00 a.m., at 9302 Lee Highway, First Floor, Fairfax, Virginia 22031. Information about the meeting is presented on the following pages.

In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer stockholder questions.

Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.

Sincerely,


Harry E. Hagerty, Jr.
Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  JUNE 20, 1997



The annual meeting of the stockholders of Globalink, Inc. (the "Company") will be held at 9302 Lee Highway, First Floor, Fairfax, Virginia 22031 at 10:00 a.m. for the following purposes:

1.       To elect the Directors of the Company to serve for the ensuing year.

2. To approve the appointment of Grant Thornton LLP, as independent accountants, to audit the books and accounts of the Company for 1997.

3. To transact such other and further business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 30, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available during regular business hours at the Company's office, 9302 Lee Highway, 12th Floor, Fairfax, Virginia 22031 on and after May 6, 1997, for inspection by any stockholder for any purpose germane to the meeting.

By Order of The Board of Directors,



Harry E. Hagerty, Jr.
Chairman of the Board

                                 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Globalink, Inc. (The "Company") for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The address of the Company's principal executive office is 9302 Lee Highway, 12th Floor, Fairfax, Virginia 22031. This proxy statement and the form of proxy are being mailed to stockholders on or about May 12, 1997.

                    REVOCABILITY OF PROXY AND VOTING OF PROXY

A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the proxy is exercised, or by attending the meeting in person and casting a ballot. Any proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for Directors named herein in Item 1 and in favor of Item 2 in the Notice of Annual Meeting. The Company knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a Director, the proxy will be voted in accordance with the best judgment of the Proxy Committee named therein. The Board of Directors know of no matters, other than as described herein, that are to be presented at the meeting, but if matters other than those herein mentioned properly come before the meeting, the proxy will be voted by that Committee in a manner that the members of the Committee (in their judgment) consider to be in the best interests of the Company.

                          RECORD DATE AND VOTING RIGHTS

Only stockholders of record at the close of business on April 30, 1997, are entitled to vote at the meeting. On April 23, 1997, the Company had outstanding and entitled to vote 5,774,620 shares of common stock. Each stockholder entitled to vote shall have one vote for each share of common stock registered in such stockholder's name on the books of the Company as of the record date.

                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

         The following persons have been nominated for election as Directors of the Company:


                                                           Director
        Name                             Age                Since
---------------------                   -----              --------
Harry E. Hagerty, Jr.                     56                 1990
William E. Kimberly                       64                 1990
Michael J. Murphy                         46                 1992
John F. McCarthy, III                     51                 1993
W. Braun Jones, Jr.                       51                 1996
Thomas W. Patterson                       37                 1997


All Directors hold office until the annual meeting of stockholders of the Company and until their successors have been elected and qualified. Information about each nominee for Director is given below.

Harry E. Hagerty, Jr., a Director of Globalink since January 1990, is President of Hagerty & Associates, a company that invests in and consults with start-up and early-stage businesses. Mr. Hagerty participated in the initial funding of the Discovery Channel and was a founder of Digital Switch Corporation (now "DSC Communications, Inc."). Until recently he served on the Board of Directors of CCAIR, Inc., a regional airline based in Charlotte, N.C. Mr. Hagerty currently serves on the Boards of Directors of Learning 2000 Corporation and Systems Impact.

William E. Kimberly, a Director of the Company since 1990, is Chairman of NAZTEC International Group, Inc., a McLean, Virginia based investment banking firm. Prior to this, Mr. Kimberly worked for Kimberly-Clark Corporation from 1959 to 1983, where he held various management positions including Marketing Director, CEO of a major subsidiary and Senior Vice President. Mr. Kimberly has held Board of Director positions at Pabst Brewing, Co., Blue Cross and Blue Shield of Wisconsin and First National Bank of Neenah, Wisconsin. He is currently Director of several emerging companies.

Michael J. Murphy, a Director of Globalink since 1992, has been Chairman and Chief Executive Officer of Environmental Strategic Corporation ("ESC") since 1986, an environmental consulting firm. Mr. Murphy has extensive experience in environmental consulting and senior corporate management related to environmental programs. He is also Chief Executive Officer of Industrial Recovery Capital Company ("IRCC"), a property acquisition remediation and redevelopment company. He has considerable experience advising multi-national corporations on international environmental issues.

John F. McCarthy, III, a Director of Globalink since 1993, is Vice President and General Counsel for Computone Corporation, which is engaged in the development of computer peripheral products. Prior to joining Computone, Mr. McCarthy was the managing partner of the Washington, DC, offices of the law firm of Burnham, Connolly, Osterle and Henry. Mr. McCarthy joined Globalink in August 1995 as Chief Legal Counsel and is responsible for resolving all international and domestic legal issues for the Company.

W. Braun Jones, Jr. was appointed as a Director of Globalink in February 1996 and has over twenty years of experience in the information technology industry beginning as an IBM sales representative and then as a successful founding entrepreneur of several computer hardware and software companies. Mr. Jones founded Carlyn Computer Systems, Inc., and served as President of Dexel Systems Corporation, of which he was the majority stock holder and founder. Presently he is a senior advisor for University Online, Inc., an online education software publisher.

Mr. Thomas W. Patterson was appointed as a Director of Globalink in March 1997 and has over fifteen years of combined experience in information security and electronic commerce. He has advised the White House, U.S. Congress, NII Committee, Departments of Defense, Treasury, Energy and Commerce, and scores of large businesses and organizations around the world. Formerly the Information Security Director for MicroElectronics and Computer Technology Corp. ("MCC"), Mr. Patterson is a leader in driving industry toward reasonable use of the Internet. He recently joined IBM Corporation as their Chief Strategist for Electronic Commerce.

Executive Compensation

The following table sets forth as of the year ended December 31, 1996, the cash compensation paid to Harry E. Hagerty, Jr., who has served as the Company's Chief Executive Officer since September 1994; James B. Lewis, who served as President of the Company from September 1995 through December 1996; Ronald W. Johnston, who has served as Chief Operating Officer since March 1995; John F. McCarthy, III, who has served as Vice President and General Counsel since August 1995, and all Executive Officers as a group.


           Name                      Year              Salary
   ----------------------          --------          -----------
   Harry E. Hagerty, Jr.             1996              152,106
                                     1995               96,000
                                     1994               96,000
   James B. Lewis                    1996              147,721
                                     1995               41,644
   Ronald W. Johnston                1996              159,449
                                     1995               91,554
   John F. McCarthy, III             1996              112,964
                                     1995               40,007
   All executive officers            1996              910,152
   as a group (8, 7 and 5            1995              463,959
   persons, respectively)            1994              353,335


Employment Agreements

The Company has entered into employment agreements with each of Harry E. Hagerty, Jr., effective as of June 1, 1996, Ronald W. Johnston effective as of March 24, 1995, and John F. McCarthy, III, effective as of August 18, 1995, providing for base annual compensation of $200,000, $130,000 and $115,000 per annum, respectively, plus certain incentive compensation. The agreements are each for a three-year period from their respective effective dates, and will renew automatically for succeeding consecutive periods of one year each unless sooner terminated by either party at the end of the original term or any renewal term. In the event the Company terminates without cause the employment of any of these employees (except by causing non-renewal of such employment agreement), such employee shall receive a severance payment equal to one year's base salary plus accrued benefits and incentive compensation; the employment agreements also contain a provision in which the employee would receive three times one year's base salary plus the value of his other employment benefits, in the event of a hostile takeover.


                                         OPTION GRANTS IN LAST FISCAL YEAR

                          Number of Securities      % of Total Options      Exercise Or
                           Underlying Options      Granted to Employees      Base Price     Expiration
        Name                    Granted               in Fiscal Year           ($/Sh)          Date
---------------------     --------------------     --------------------     -----------     ----------
Mark A. Paiewonsky               10,000                    2.6%                7.0000        3/21/2001
Harry E. Hagerty, Jr.           120,000                   31.0%                8.6250         6/3/2001
Philippe J. Kuperman             50,000                   12.9%                5.8125        7/22/2001
Harry E. Hagerty, Jr.            20,000                    5.2%                6.0000        12/3/2001
John F. McCarthy, III            20,000                    5.2%                6.0000        12/3/2001



                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END OPTION VALUES

                                                          Number of Securities                Value of
                                                         Underlying Unexercised              Unexercised
                                                               Options At                In-the-Money Options
                            Shares                           Fiscal Year-End            at Fiscal Year-End (1)
                           Acquired        Value       --------------------------     --------------------------
        Name              on Exercise     Realized     Exercisable  Unexercisable     Exercisable  Unexercisable
---------------------     -----------     --------     -----------  -------------     -----------  -------------
Mark A. Paiewonsky                                         6,666         3,334
Ronald W. Johnston                                        66,666        33,334
John F. McCarthy, III                                     33,334        16,666
Mark A. Paiewonsky                                         3,333         6,667
Harry E. Hagerty, Jr.                                                  120,000
Philippe J. Kuperman                                                    50,000
Harry E. Hagerty, Jr.                                     20,000
John F. McCarthy, III                                     20,000

---------------------
(1) The fair market value of the Company's common stock on December 31, 1996, minus the exercise price.

SECURITIES AND PRINCIPAL HOLDERS THEREOF


As of April 23, 1997, the only people known by Globalink to be the beneficial owner of more than 5% of the outstanding voting securities of Globalink are:


                                                                              Amount and
                          Name and Address of             Nature of           Percentage
  Title of Stock           Beneficial Owner          Beneficial Ownership      of Class
------------------     -------------------------     --------------------     ----------
Common....               Harry E. Hagerty, Jr.             473,100               8.2%
                         9302 Lee Highway
                         12th Floor
                         Fairfax, VA  22031

Common....               Paul W. Enoch, Jr.                369,200               6.4%
                         330 Commerce Street
                         Nashville, TN  37201


Set forth below is the security ownership of Officers and Directors, as of April 23, 1997.


                                                          Amount and
                                Name of                   Nature of           Percentage
  Title of Class            Beneficial Owner         Beneficial Ownership      of Class
------------------     -------------------------     --------------------     ----------
Common....               Harry E. Hagerty, Jr.            493,100(1)             8.5%
Common....               William E. Kimberly              203,400(2)             3.5%
Common....               Michael J. Murphy                 70,084(2)             1.2%
Common....               John F. McCarthy, III             53,334(3)               *
Common....               W. Braun Jones, Jr.               20,000(1)               *
Common....               Thomas W. Patterson               20,650(1)               *
Common....               Ronald W. Johnston                66,666(4)             1.2%
Common....               Mark A. Paiewonsky                 9,999(5)               *
Common....               All Officers and
                         Directors as a Group
                         (8 persons)                      937,233               16.2%

--------------------------------
*   Represents less than 1%.
(1) Assumes the exercise of an option to purchase 20,000 shares of common stock.
(2) Assumes the exercise of options to purchase 40,000 shares of common stock.
(3) Assumes the exercise of options to purchase 53,334 shares of common stock.
(4) Assumes the exercise of an option to purchase 66,666 shares of common stock.
(5) Assumes the exercise of options to purchase 9,999 shares of common stock.

                       APPROVAL OF INDEPENDENT ACCOUNTANTS
                             (ITEM 2 ON PROXY CARD)

Action will be taken with respect to the approval of independent accountants for the Company for the year 1997. The Board of Directors has, subject to such approval, selected Grant Thornton LLP. Grant Thornton LLP also conducted the audits of the Company's records for the years ended December 31, 1992, 1993, 1994, 1995 and 1996.

A representative of Grant Thornton LLP will be present at the meeting. Such representative will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions by stockholders.

The Board of Directors recommends a vote FOR the proposal to approve the appointment of Grant Thornton LLP.

                   ADDITIONAL INFORMATION CONCERNING THE BOARD
                           OF DIRECTORS OF THE COMPANY

Regular meetings of the Board of Directors of the Company are normally held quarterly. During 1996 the Board of Directors held eight meetings. One Director attended only five of the meetings. Another Director attended six of the meetings. Two Directors attended seven of the meetings. The remaining two
Directors attended all of the total number of meetings of the Board of Directors. In addition to regularly scheduled meetings, a number of Directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters. The members of the Compensation Committee are Michael Murphy, Harry E. Hagerty, Jr., and John F. McCarthy, III. The Compensation Committee held two meetings during 1996. Directors are not compensated for attending Board meetings. As compensation for his services as Chairman of the Board, Harry E. Hagerty, Jr., received $8,000 per month through May 1996.


Audit Committee

The members of the Audit Committee are John F. McCarthy, III, William E. Kimberly, and W. Braun Jones, Jr. The Audit Committee met formally one time during 1996 and two or more members of the Audit Committee met informally on several occasions. The functions of the Audit Committee are to recommend to the Board of Directors the selection, retention or termination of the Company's independent accountants; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants; review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management, the independent accountants and the Chief Financial Officer their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent accountants the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control; and hold regularly scheduled meetings, separately and jointly, with representatives of management, the independent accountants, and the Chief Financial Officer to make inquiries into and discuss their activities.


                         STOCKHOLDER PROPOSALS FOR 1997

Proposals of security holders intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company by not later than February 1, 1998.


                                  OTHER MATTERS

The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. Solicitation also may be made by the Company's officers, Directors, or employees, personally or by telephone.




















Fairfax, Virginia

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